UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	76-0470458
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1220 Augusta Drive, Suite 600 Houston, TX	77057
(Address of Principal Executive Office)	(Zipcode)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.875% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-203074

Securities to be registered pursuant to Section 12(g) of the Act:

None

ITEM 1 – DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The description of the 6.875% Mandatory Convertible Preferred Stock, Series A, of Crown Castle International Corp. (the “Registrant”) is set forth under the caption “Description of Mandatory Convertible Preferred Stock” in the prospectus supplement dated July 21, 2017, as filed with the Securities and Exchange Commission (the “Commission”) on July 24, 2017 pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, to the Registrant’s registration statement on Form S-3 (File No. 333-203074), as filed with the Commission on March 27, 2015, which description is incorporated herein by reference.

ITEM 2 – EXHIBITS

Exhibit No.		Description and Method of Filing

(a)	3.1	Restated Certificate of Incorporation of Crown Castle International Corp.

(b)	3.2	Amended and Restated By-laws of Crown Castle International Corp.

(c)	3.3	Certificate of Designations of the 6.875% Mandatory Convertible Preferred Stock, Series A, of Crown Castle International Corp., filed with the Secretary of State of the State of Delaware and effective July 26, 2017

(d)	4.1	Specimen Certificate of Common Stock

	4.2	Specimen Certificate of 6.875% Mandatory Convertible Preferred Stock, Series A (included as Exhibit A to Exhibit 3.3)

(a)	Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed July 26, 2017.
(b)	Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed August 4, 2015.
(c)	Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed July 26, 2017.
(d)	Incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed December 16, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By: /s/ Kenneth J. Simon
Name: Kenneth J. Simon
Title: Senior Vice President and General Counsel

Date: July 26, 2017